Emission Reduction Purchase Agreement                                                                                                    Page 1 of 18

Exhibit 10.22

EMISSION REDUCTION PURCHASE AGREEMENT
(ERPA)

[Chinese translation]

Hebei Fengda 1 Million Tons/yr Metallized Pellet Project

[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                    Page 2 of 18

between

(The "Purchaser") [Chinese translation]

ECOLOCAP SOLUTIONS (CANADA) INC (ECOLOCAP)
[Chinese translation]

740 St. Maurice suite 102
Montreal, QC H3C 1L5
Canada
Tel: 5148763907      Fax: 5148764080
Email: trivutruong@ecolocap.com

President-CEO: Dr. Tri Vu Truong

and

(the " Seller"), henceforth “PROJECT PROPONENT”
[Chinese translation]

Hebei Fengda Metallized Pellet Co., Ltd.
[Chinese translation]

(“Owner”)

Address: East of Pingshe Rd. Jingjing Mining Area, Shijiazhuang City, Hebei Province,
CHINA [Chinese translation]050100
Telephone: 0311-82066098
Mobile: 13831132217 Email: zhanghongbo3@163.com

Board Chairman: /[Chinese translation]

Both parties have agreed to sign the Reduction Emission Purchase Agreement (Agreement)
with the following terms and conditions: [Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                    Page 3 of 18

Interpretation and Definitions /[Chinese translation]

In this Agreement, unless otherwise required by the context, all terms shall have the meaning set forth in the definitions below.
[Chinese translation]:

Agreement:	Means this Emission Reduction Purchase Agreement. [Chinese translation]
[Chinese
translation]

Annex B	Means the countries listed in Annex B to the Kyoto Protocol having
Countries:	committed themselves to reduce or limit their GHG emissions. [Chinese
[Chinese	translation]
translation]

Annex I	Means the parties to the UNFCCC listed in Annex I thereto (Annex I
Countries:	consists of industrial countries and countries in transition). [Chinese
[Chinese	translation]
translation]

Anticipated	Means up to ( ) Certified Emission Reductions (CERs) per annum during
Emission	the Crediting Period, anticipated be generating by the Project and
Reduction:	calculating in accordance with the Kyoto Rules. [Chinese translation]
[Chinese
translation]

Baseline:	Means the scenario that reasonably represents the anthropogenic emissions
[Chinese	of GHG that would occur in the Host Country in the absence of the Project,
translation]	determined in accordance with the Kyoto Rules. [Chinese translation]

Business Day:	Means a day on which banks are open for general business in China.
[Chinese	[Chinese translation]
translation]

Carbon Dioxide	Means a metric measure used to compare the emissions of various GHG
Equivalent:	based upon their global warming potential. [Chinese translation]
[Chinese
translation]

Certification:	Means the written confirmation by an Operational Entity of an Emission
[Chinese	Reduction resulting from a CDM project and having passed the Verification
translation]	procedure according to the Kyoto Rules. [Chinese translation]

Certified	Means a unit of Emission Reduction issued pursuant to Article 12 of the
Emission	Kyoto Protocol and the requirements of the Kyoto Rules (including
Reduction	Certification), equal to one metric ton of Carbon Dioxide Equivalent
[Chinese	resulting from a CDM project. [Chinese translation]
translation]

Initial: Project Proponent:___ Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement Page 4 of 18

Clean Development	Means the flexible mechanism established by Article 12 of the Kyoto Protocol providing for
Mechanism	Annex I Countries to implement projects that reduce
(CDM):	emissions in non-Annex I Countries in return for CERs and assist the non-
[Chinese	Annex I Countries in achieving sustainable development and contributing to
translation]	the ultimate objective of the UNFCCC. [Chinese translation]

Crediting	Means, until December 31, 2026. [Chinese translation]
Period: [Chinese
translation]

Emission	Means reduction in emission of GHG achieved, calculated in accordance
Reduction:	with the Kyoto Rules. [Chinese translation]
[Chinese
translation]

Executive	Means the international authority elected by the representatives of the
Board: [Chinese	parties to the Kyoto Protocol responsible for monitoring the CDM process.
translation]	[Chinese translation]

First	Means, from 19 October, 2008 until 31 December, 2012.
Commitment
Period: [Chinese	2008 [Chinese translation]
translation]

Force Majeure:	Means any circumstance or condition beyond the control of either party to
[Chinese	this Agreement affecting the performance of its obligations under this
translation]	Agreement including in particular wars, insurrection, natural disaster or equivalent circumstances. [Chinese translation]

Greenhouse	Means the six gases listed in Annex A to the Kyoto Protocol. [Chinese
Gases (GHG):	translation]
[Chinese
translation]

Host Country:	China [Chinese translation]
[Chinese
translation]

Kyoto Protocol:	Means the protocol to the UNFCCC adopted at the third conference of the
[Chinese	parties to the UNFCCC in Kyoto, Japan, on December 11, 1997. [Chinese
translation]	translation]

Kyoto Rules:	Means the UNFCCC, Kyoto Protocol, the Bonn agreement, the Marrakech
[Chinese	Accords, any relevant decisions, guidelines, modalities and procedures
translation]	made pursuant to them and/or any succeeding international agreements as amended and/or supplemented from time to time and which include those rules specifically required to be met for the issuing and transfer of CERs.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                   Page 5 of 18

Letterof	Means a binding approval of the Project by the Host Country together with
Approval	an approval of the transfer of CERs. [Chinese translation]
(LOA): [Chinese
translation]

Monitoring	Means an annual report to be provided by Owner setting out the total
Report: [Chinese	number of Emission Reductions generated by the Project during the
translation]	previous year according to the Kyoto Rules, international Monitoring rules and the PDD. [Chinese translation]

Monitoring:	Means the collection and record of data allowing the assessment of
[Chinese	reductions in GHG emissions resulting from the Project conducted in
translation]	accordance with the Kyoto Rules. [Chinese translation]

Designated	Means an independent entity accredited by the Executive Board being the
Operational	executive body for CDM and inter alias responsible for determining
Entity: [Chinese	whether a project and the resulting Emission Reductions meet the
translation]	requirements of Article 12 of the Kyoto Protocol. [Chinese translation]

Project Design	Means a detailed description of the Project to be submitted for Validation
Document	prepared in accordance with the Kyoto Rules, the UFG and the Directive
(PDD):	and attached as Annex [iv]. The Purchaser will be responsible for providing
[Chinese	PDD development for Registration of the Project. [Chinese translation]
translation]
Project:	Means the proposed CDM project described in the PDD and other
[Chinese	documents describing the implementation and economics of the Project
translation]	attached in Annex [iii]. [Chinese translation]

Registration:	Means the official registration of a CDM project by the Executive Board
[Chinese	according to the Kyoto Rules. [Chinese translation]
translation]

UNFCCC:	Means the United Nations Framework Convention on Climate Change
adopted in New York on May 9, 1992. [Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                           Page 6 of 18

Unit Price:	Means the price payable by Purchaser to Project Proponent per
[Chinese	Certified Emission Reduction (CER) unit: [Chinese translation]
translation]	The purchase unit price paid by EcoloCap Solutions Canada Inc to
Chinese Project Proponent for the CER is fixed at 9.5 Euro/CER for the year 2008 to 2012 and a new agreement for purchase unit price will be negotiated for the next two periods of extension. /EcoloCap
Solutions Canada Inc 2008 -[Chinese translation]

For the first payment, a one time amount of 100,000 Euro will be paid to Ecolocap Solutions Inc for the reimbursement to Ecolocap for its advance cash for the costs relating to CDM process. Other expenses will be paid by EcoloCap. [Chinese translation]

Term:	Ecolocap Solutions Inc will purchase certified CERs generated by
[Chinese	this project for the year 2008 to 2012 with options of extension for
translation]	two other periods of 7 years, the period 2013-2026, with the same terms and conditions except for the price which will be renegotiated.
/Ecolocap Solutions Inc. [Chinese translation]

Validation:	Means the assessment of the PDD, including the Baseline, by an
[Chinese	Operational Entity, determining its compliance with the Kyoto Rules.
translation]	[Chinese translation]

Verification:	Means the periodic independent review and ex post determination of
[Chinese	the monitored reductions in GHG emissions that the Project has
translation]	achieved during a specified period of time by an Operational Entity in accordance with the Kyoto Rules. The project's owner will be
Responsible for providing periodical monitoring. [Chinese
translation]

Unless otherwise specified, references to clauses are clauses of this Agreement, references to legal provisions are references to such provisions as in effect from time to time, use of a gender includes any gender and use of the plural includes the singular and vice versa where the context requires.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :____

Emission Reduction Purchase Agreement Page 7 of 18

All headings and titles are inserted for convenience only and shall not be deemed part of this
Agreement or taken into consideration in its interpretation. [Chinese translation]

1.	Preamble [Chinese translation]
The Project is located on the territory of the Host Country.
[Chinese translation]

2.	Contractual Obligations [Chinese translation]

2.1.	Anticipated Emission Reductions [Chinese translation]

2.1.1.	Upon Registration of the Project, Purchaser shall endeavor to implement the Project in accordance with the PDD and other documents describing the implementation and economics of the project attached in (Annex iv) at its own risk and expense (Annex ii). It is hereby acknowledged and agreed between the Parties hereto that Purchaser does not warrant the generation of, and is not obliged to generate, any CERs, whether by the Project or otherwise.
[Chinese translation]

2.1.2.	If the Project generates CERs during the crediting period, Project Proponent shall, to the extent it is legally possible and permissible, exclusively transfer to Purchaser all rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in the Anticipated Emission Reductions.
[Chinese translation]

2.1.3.	Purchaser shall pay to Project Proponent the Unit Price for each Anticipated Emission
Reduction generated by the Project and in which the Project Proponent's rights are transferred to Purchaser in accordance with clause 3 below.
[Chinese translation]

2.2.	Emission Reductions generated after the Crediting Period [Chinese translation]
If the Project generates any Certified Emission Reductions after the Crediting Period,
Purchaser shall enter into negotiations with Project Proponent with a view to concluding an agreement on the purchase of such Certified Emission Reductions based on the principles of this Agreement but amended in order to reflect the international and/or national rules then applicable.
[Chinese translation]

2.3.	Schedule for CDM procedure [Chinese translation]

2.4.1.	Upon the signature of the ERPA contract, Purchaser shall develop the Project Idea Note (PIN)
and send it to Project Proponent for submitting to National Development and Reform
Commission (NDRC) with all necessary legal documents. The NDRC’s endorsement letter shall be done expectedly within a month.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                Page 8 of 18

2.4.2.	After having the endorsement letter of PIN from NDRC, Purchaser shall submit the Project
Design Document (PDD) of the Project with all necessary legal documents to NDRC for appraisal and approval within 2 months. The PDD of the Project which has been written by consultant shall also be considered and revised by Purchaser during this period of time.
[Chinese translation]

2.4.3.	The Purchaser’s consultant shall improve and edit the PDD within one month, following the oral presentation of the PDD of the Project to NDRC, in order to get DNA’s Approval letter
[Letter of Approval (LOA)].
[Chinese translation]

2.4.4.	Validation report shall be completed by Designated Operational Entity (DOE) and the
Purchaser’s consultant within the period of 5 months after DNA’s approval.
[Chinese translation]

After meeting the requirements of validation by DOE, CDM project will be submitted to
Execute Board (EB) for final appraisal and approval.
[Chinese translation]

2.4.5.	Following the first verification of DOE for the implementation of the CDM project and the monitoring of GHG reduction, the CER's certificate will be issued by EB.
[Chinese translation]

3.	Transfer [Chinese translation]

Transfer to Purchaser of all the rights (and, to the extent legally possible legal title) which Project Proponent may have in a Certified Emission Reduction shall have occurred upon the transfer of CER’s certificate from the register of the Executive Board to a register in favor of Purchaser. This transfer shall be made immediately as soon as the EB officially approve the Project registration.
[Chinese translation]

4.	Payment [Chinese translation]

4.1.	Payment for Certified Emission Reductions [Chinese translation]

4.1.1.	Payment by Purchaser to Project Proponent for the Certified Emission Reductions shall be made within 50 Business Days after the CER’s certificate are delivered to Purchaser.
Purchaser shall transfer money into the account of Project Proponent, after the CER certificate is issued by the EB following each monitoring realized by the DOE.
[Chinese translation]

4.1.2.	All payments shall be made through the account of Ecolocap which has been registered for the Project when the PDD is submitted to EB for approval. This account is in the EB’s common account [Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement Page 9 of 18

4.1.3.	All payments shall be made in US Dollars.
[Chinese translation]

4.2.	Costs and Expenses [Chinese translation]

4.2.1.	Subject to clause 4.2.2 below, all fees, costs or other expenses in connection with the
Registration and the transfer of CERs shall be borne by Purchaser including VAT, if any, according to VAT law applied in China.
[Chinese translation]

4.2.2.	The share of the proceeds from CERs generated by the Project to be used to cover administrative expenses and to assist developing countries that are particularly vulnerable to the adverse effects of climate change to meet the costs of adaptation according to the Kyoto
Rules shall be borne by the Project Proponent.
[Chinese translation]

4.2.3.	The Project Proponent should provide necessary information to the Purchaser for the preparation of documents required for PIN (project idea note), PDD (project design document), the validation, the verification/certification, and the registration with CDM
Executive Board (Annex i). All costs accrued to each of the Parties in negotiating, preparing, executing and carrying into effect of this Agreement, shall be borne by each of the Parties themselves.
[Chinese translation]

5.	Termination and Remedies [Chinese translation]

5.1.	Either Party (the "Non-defaulting Party") shall be entitled to terminate this Agreement by written notice to the other Party with immediate effect if any of the following events occurs:
[Chinese translation]

5.1.1.	n case the Project is not register as a valid CDM Project activity with the CDM EB within eighteen (18) months upon execution of the ERPA, (which will be signed not later than three
(3) months after the signature of this term sheet), either party shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

5.1.2.	In any given Contract Period, if the verification of the Project’s CERs is delayed by 90 days or more due to the Project Proponent ’s or Purchaser’s fault and/or misconduct, each of the non-defaulting parties shall have the right to terminate its rights and obligations under the
ERPA.
[Chinese translation]

5.1.3.	In case the project is not commissioned within eighteen (18) months following the date of the
ERPA, each Purchaser shall have the right to terminate its rights and obligations under the
ERPA.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                    Page 10 of 18

5.1.4	Upon occurrence of an event of default or any other termination event in respect of the
Project Proponent or of Purchaser as provided in the ERPA, each of the non-defaulting parties shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

5.2	Force Majeure [Chinese translation]

Should either Party be impeded wholly or in part from fulfilling any of its obligations under the Agreement for reasons of Force Majeure, such obligation shall be suspended to the extent and for as long as such obligation is affected by Force Majeure and the impeded Party shall be entitled to such extension of time as may be reasonably necessary.
[Chinese translation]

Either Party shall notify the other Party of the existence and date of beginning of an event of
Force Majeure that is likely to impede its performance under the Agreement within 20 business days after having obtained knowledge of any such event. Either Party shall likewise advise the other of the date when such event ended and shall also specify the re-determined time by which the performance of its obligations hereunder is to be completed.
[Chinese translation]

Project Proponent and Purchaser shall consult with each other with a view of determining any further appropriate action if a condition of Force Majeure is to continue after 20 business days from the date of giving notice thereof.
[Chinese translation]

Neither Party shall be liable for damages or have the right to terminate this Agreement for any delay in performing hereunder if such delay is caused by Force Majeure; provided, however, that the non-impeded Party shall be entitled to terminate such part of the Agreement that remains unfulfilled, if the condition of Force Majeure is to continue after 6 months from the date of giving notice thereof.
[Chinese translation]

6	Change in Circumstances [Chinese translation]

If any change in circumstances (i.e. a change of scientific basics or applicable standards relating to the Baseline methodology and/or the applicable criteria for Verification and
Certification of the resulting Emission Reductions) occurs which substantially affects the
Project, the Parties to this Agreement shall enter into negotiations with a view to adapt the
Project and its implementation or any relevant provision of this Agreement, as may be necessary or useful. A change in circumstances shall in no event be considered substantially affecting the Project if at least 50% of the Anticipated Emission Reductions can be generated.
[Chinese translation]

The Parties to this Agreement shall cooperate and make their best efforts to enable the continuation of the Project in accordance with the new circumstances and to achieve the

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                       Page 11 of 18

generation and transfer of the Anticipated Emission Reductions.
[Chinese translation]

If any of the documents related to the Project and submitted at any time during the term of this Agreement fails to be approved by such authority whose approval is required under the
Kyoto Rules or otherwise appears to be non-compliant with any relevant standards or conditions of the Kyoto Rules, Project Proponent and Purchaser shall discuss whether or not the relevant documents are to be revised and resubmitted.
[Chinese translation]

7.	Conditions Precedent [Chinese translation]

This Agreement shall enter into force upon satisfaction of the following condition precedent:
[Chinese translation]

Conclusion of a binding agreement with the Host Country.
[Chinese translation]

8.	Miscellaneous [Chinese translation]

8.1.	Assignment and Subcontracting [Chinese translation]

Because the interests of Project Proponent is paid by Purchaser, Project Proponent shall not, without the written consent of Purchaser, assign or transfer the Agreement or the benefits or obligations thereof or any part thereof to any other person.
[Chinese translation]

Purchaser may transfer any of its rights or obligations under the ERPA to any third party
(“assignee”) without consent of Project Proponent. However, Purchaser shall inform Project
Proponent for these transfers if any. Rights and obligations between Purchaser and Project
Proponent remain the same after the transfer.
[Chinese translation]

Within 90 business days before the first commitment period come to an end, both Parties shall renegotiate to continue the agreement. If over 30 days, starting the day on which the first commitment period ends, both Parties can not come to an agreement, Project Proponent has full power to assign the Agreement to any other person without legal ties from Purchaser.
[Chinese translation]

8.2.	Confidentiality and Disclosure [Chinese translation]

The Parties shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement and the subject matter of this Agreement.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                 Page 12 of 18

No Party shall disclose any such confidential information to any third party, except in those circumstances where disclosure is required in order to comply with any laws or regulations, including without limitations of the Kyoto Rules.
[Chinese translation]

8.3.	Notices [Chinese translation]

Any communications to be made under or in connection with this Agreement shall be made in writing (including by facsimile) to the address or facsimile number, from time to time designated by the Party to whom the communication is to be made to the other Party for that purpose.
[Chinese translation]

A communication shall only be considered as legal effect if it is posted and confirmed by both Parties.

8.4.	Entire Agreement [Chinese translation]

This Agreement embodies the whole and only agreement of the Parties with respect to the subject matter hereof, and no prior or contemporaneous oral or written agreement or understanding shall be deemed to constitute a part of this Agreement, unless expressly referred to herein, or attached hereto, or specifically incorporated by reference herein. The
Annexes and schedules to this Agreement constitute integral parts of this Agreement and shall therefore be deemed part of this Agreement.
[Chinese translation]

8.5.	Amendments [Chinese translation]

This Agreement may only be amended with the written consent of the Parties hereto.
[Chinese translation]

8.6.	Severability [Chinese translation]

If any part or provision of the Agreement is or becomes illegal, void or unenforceable in any respect, the remaining parts or provisions shall not be affected or impaired. Any deficiency in the Agreement resulting there from shall be amended by way of interpretation of the
Agreement having due regard to the Parties intent.
[Chinese translation]

8.7.	Governing law [Chinese translation]

This Agreement shall be governed and construed in accordance with English law excluding its rules on conflicts of laws.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                      Page 13 of 18

8.8.	Jurisdiction [Chinese translation]

Any dispute, claim or controversy arising out of or relating to this agreement will be settled by arbitration at Hong Kong International Arbitration Center (“HKIAC”) in Hong Kong
under the UNCITRAL Arbitration Rules. The number of arbitrators will be three and the arbitrators will be appointed in accordance with the UNCITRAL Rules and the HKIAC
Procedures for the Administration of international Arbitration (the “HKIAC
Procedures”).The arbitration proceeding will be administered by HKIAC in accordance with the HKIAC Procedures. The legal place of the arbitration will be Hong Kong and the language to be used in the arbitral proceedings will be English. All arbitration costs
(including legal costs) will be borne by the unsuccessful party unless otherwise determined by the arbitration tribunal.
[Chinese translation]

8.9.	Counterparts [Chinese translation]

This Agreement shall be executed in two counterparts with one copy for Project Proponent and one for Purchaser. If there are any discrepancies between the English and the Chinese version, the English version will prevail.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                            Page 14 of 18

PARTIES TO THE AGREEMENT [Chinese translation]

WHEREOF the parties have agreed to the terms and conditions of this agreement as outlined above, this …19th….. (Day) of …Oct.…, 2008, in the presence of:
[Chinese translation]

Purchaser:

DR. TRI VU TRUONG
President-CEO: Dr. Tri Vu Truong
EcoloCap Solutions (Canada) Inc. (EcoloCap)
[Chinese translation]

Project
Proponent:

LI, LISHENG
Chairman of the Board: LI,Lisheng
[Chinese translation]
Hebei Fengda Metallized Pellet Co.,Ltd
[Chinese translation]

Witness No 1	Witness No 2

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                       Page 15 of 18

ANNEX i:

1. The salient features of 1 Million /yr Metallized Pellet Production

2. Project time schedule:

- The year 2008:
- The year 2009:
- The year 2009 - 2010:;
- The year 2011:

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                        Page 16 of 18

ANNEX ii:

WORK FLOW OF CDM ACTIVITY

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                 Page 17 of 18

ANNEX iii:

SUMMARY OF FEASIBILITY STUDY (FS) AND
ENVIRONMETAL IMPACT ASSESSMENT (EIA)

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                      Page 18 of 18

ANNEX iv:

PROJECT DEVELOPMENT DOCUMENT (PDD)

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____